UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):   August 7, 2000
                                                           --------------

                       Industrial Rubber Innovations, Inc.
             (Exact name of registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)


                 0-26835                              91-1922981
                 -------                           ----------------
         (Commission File Number)     (IRS Employer Identification No.)


          4609 New Horizon Boulevard, Unit 8, Bakersfield, CA  93313
          ----------------------------------------------------------
          (Address of principal executive offices)      (Zip Code)


                                 (661) 833-8188
                                 --------------
               Registrant's telephone number, including area code:



                   (Former name, address and telephone number)


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ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     On August 2, 2000, the Company and several of its shareholders entered into a Stock Purchase Agreement (the "Agreement") with Pacific Charter Financial Services Corporation ("Pacific").

     Under the terms of the Agreement, the Company agreed to issue to Pacific an aggregate of 47,704,773 shares of its common stock (the "Pacific Shares"), representing over 87.4% of the issued and outstanding stock. Subsequent to the transaction, the Company will have issued and outstanding all of its 50,000,000 shares of authorized common stock. As consideration for the issuance of the Pacific Shares, Pacific paid the sum of $22,000 in cash and agreed to assume one-half of the Company's debt, approximately $303,000.

     As additional consideration under the Agreement, the Company's management agreed to use its best efforts to (i) have existing shareholders of the Company transfer up to 2,100,000 additional shares of common stock to Pacific, (ii) have all existing warrant holders cancel all outstanding options and warrants to acquire Company stock, and (iii) obtain shareholder approval for a 100-for-1 reverse stock split. Following the reverse stock split, and upon assumption of the balance of the Company's debts by Pacific, the Company has agreed to issue 6,000,000 shares of common stock to Pacific. Pacific assumed the balance of the Company's debts, up to an additional $303,000, on August 13, 2000.

     As a material term of the Agreement, the existing employment agreements of Dave Foran, Nancy Sheo, and Steven Tieu are to be amended to include a grant of 200,000 shares of the Company's common stock, after giving effect to the 100-for-1 reverse stock split. In addition, the past-due salaries due to Foran, Sheo, and Tieu will be paid, one-half within twenty (20) days of the Agreement and the other half following confirmation that all applicable payroll taxes have been paid. The Board of Directors of the Company was increased by four members, namely Alan Painter, who will serve as the Chairman, Helen Gibbel, John Mills, and George Ulrich. Mr. Painter and Ms. Gibbel are the controlling shareholders of Pacific, and are married. Following the transactions contemplated by the Agreement, the Company's Directors and Officers are as follows:

     Directors               Alan  Painter  -  Chairman
                             Helen  Gibbel
                             John  Mills
                             George  Ulrich
                             Dave  Foran
                             Steven  Tieu

     Officers                Alan  Painter  -  CEO
                             Dave  Foran  -  President
                             Helen  Gibbel  -  Secretary  and  Treasurer
                             Vacant  -  Chief  Financial  Officer
                             John  Mills  -  Senior Vice President of Investor
                                             Relations
                             George  Ulrich  -  Vice  President  of  Investor
                                             Relations
                             Steven  Tieu  -  Vice  President  of  Product
                                             Development


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     As  a  condition  to  the  Agreement,  the Company also acquired all of the assets of Century Rubber, LLC, consisting primarily of the intellectual property and other properties which were previously licensed to the Company, for the sum of $1,000,000, payable over a period of nine years.

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     As a condition to the Agreement, as described above, the Company acquired all of the assets of Century Rubber, LLC, consisting primarily of the intellectual property and other properties which were previously licensed to the Company. The Company agreed to pay a purchase price equal to $1,000,000 as follows:

     A. $50,000 shall be paid within twenty (20) business days of August 2, 2000;
     B. $50,000 shall be paid from the proceeds of a private placement to be undertaken by the Company.
     C.     $100,000  per year beginning on August 1, 2001, for a period of nine
             (9)  years.

     The members of Century Rubber, LLC are Messrs. Foran and Tieu, and Ms. Sheo, each a present member of the Company's management.

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.     OTHER  EVENTS

     Not  applicable.

ITEM  6.     RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.     FINANCIAL  STATEMENTS

     The Company will file the required financial statements within sixty days of the date of filing hereof.

ITEM  8.     CHANGE  IN  FISCAL  YEAR

     Not  applicable.


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EXHIBITS

2.1 Stock Purchase Agreement dated August 2, 2000 between Industrial Rubber Innovations, Inc. and Pacific Charter Financial Services Corporation.

2.2 Asset Purchase Agreement dated August 2, 2000 between Industrial Rubber Innovations, Inc. and Century Rubber, LLC.



                             SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 21, 2000                    INDUSTRIAL RUBBER INNOVATIONS,  INC.

                                           /s/  Dave  Foran

                                           Dave Foran,  President



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